Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Giora Davidovits, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director, of Online Disruptive Technologies, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-K of Online Disruptive Technologies, Inc. for the year ended December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Online Disruptive Technologies, Inc.

Dated: April 14, 2014

/s/ Giora Davidovits
Giora Davidovits
President, Chief Executive Officer, Chief Financial Officer,
Treasurer, Secretary and Director
(Principal Executive Officer and Principal Financial Officer
and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Online Disruptive Technologies, Inc and will be retained by Online Disruptive Technologies, Inc and furnished to the Securities and Exchange Commission or its staff upon request.